Exhibit 10.6

Execution Version

AMENDMENT NO. 2

AMENDMENT NO. 2 dated as of September 30, 2014 to the Credit Agreement referred to below, among TECO Finance, Inc., a Florida corporation (the “Borrower”), TECO Energy, Inc., a Florida corporation (the “Company,” and, together with the Borrower, the “Obligors”), each of the Lenders identified under the caption “LENDERS” on the signature pages hereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

The Obligors, the Lenders party thereto (individually, a “Lender” and, collectively, the “Lenders”) and the Administrative Agent are parties to a Fourth Amended and Restated Credit Agreement dated as of December 17, 2013 (as amended by Amendment No. 1 thereto dated as of August 1, 2014, the “Credit Agreement”).  The Obligors and the Required Lenders wish to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1.  Definitions.  Capitalized terms used in this Amendment No. 2 and not otherwise defined are used herein as defined in the Credit Agreement.

Section 2.  Amendments.  Subject to the satisfaction of the conditions precedent specified in Section 4 hereof, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01.  References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02.  The heading of the Credit Agreement is hereby amended by:

(i) deleting the reference to “J.P. MORGAN SECURITIES LLC,
CITIGROUP GLOBAL MARKETS INC., and MORGAN STANLEY SENIOR FUNDING, INC. as Joint Lead Arrangers and Joint Bookrunners ” contained therein and inserting in lieu thereof “J.P. MORGAN SECURITIES LLC, CITIGROUP GLOBAL MARKETS INC., MORGAN STANLEY SENIOR FUNDING, INC., and WELLS FARGO SECURITIES, LLC as Joint Lead Arrangers and Joint Bookrunners”;

(ii) deleting the reference to “CITIBANK, N.A. and MORGAN STANLEY SENIOR FUNDING, INC. as Syndication Agents” contained therein and inserting in lieu thereof “CITIBANK, N.A., MORGAN STANLEY SENIOR FUNDING, INC., and WELLS FARGO BANK, NATIONAL ASSOCIATION as Syndication Agents”; and

(iii) deleting the reference to “SUNTRUST BANK, THE BANK OF NEW YORK MELLON, UNION BANK, N.A., WELLS FARGO BANK, NATIONAL ASSOCIATION and ROYAL BANK OF CANADA as Documentation Agents” contained therein and inserting in lieu thereof “SUNTRUST BANK, THE BANK OF NEW YORK MELLON, UNION BANK, N.A., and ROYAL BANK OF CANADA as Documentation Agents”.

2.03.  Section 1.1 of the Credit Agreement is hereby amended to replace the definition of “Swingline Exposure” in its entirety with the following:

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be the sum of (a) its Proportionate Share of the total Swingline Exposure at such time related to Swingline Loans other than any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) if such Lender shall be a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans.

2.04.  Section 1.1 of the Credit Agreement is hereby further amended to insert in alphabetical order the following additional definition:

“Swingline Commitment” means as to any Lender (i) the amount set forth opposite such

Lender’s name on Schedule 1 hereof or (ii) if such lender has entered into an Assignment and

Assumption, the amount set forth for such lender as its Swingline Commitment in the Register maintained by the Administrative Agent pursuant to Section 7.13.2.

2.05.  Section 2.1.4 of the Credit Agreement is hereby amended in its entirety to read as follows:

“2.1.4   Loan Principal Payment.  Borrower shall repay to Administrative Agent, for the account of each Lender on the Maturity Date the unpaid principal amount of each Revolving Loan made by such Lender.  Borrower shall repay to Administrative Agent, for the account of the relevant Swingline Lender, on the relevant Swingline Loan on the earlier of the Maturity Date and the Swingline Loan Maturity Date the unpaid principal amount of each Swingline Loan made by such Swingline Lender.  From and after the Maturity Date, upon payment in full of the aggregate principal amount of the Loans, all accrued and unpaid interest thereon and all other amounts owed by Borrower to Administrative Agent or the Lenders hereunder and under the other Credit Facility Documents, the Lenders shall promptly mark any Notes cancelled and return such cancelled Notes to Borrower.”

2.06.  Section 2.2.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

“2.2.2Availability; Expiration Date of Letters of Credit.  The LC Issuing Banks shall have no obligation to issue any Letter of Credit, extend the expiry date of any Letter of Credit or increase the Stated Amount of any Letter of Credit if, after giving effect to such issuance, extension or increase, (a) the total Revolving Credit Exposures of all the Lenders then outstanding would exceed the Total Commitment, (b) the total LC Exposure then outstanding would exceed $200,000,000 or (c) in the event at the time of such issuance, extension or increase there shall be different Maturity Dates for the Lenders, the aggregate Stated Amount of all Letters of Credit then outstanding which have an expiry date after the then earliest Maturity Date of any Lender would exceed the aggregate Commitments as to which the Maturity Date has been extended to a date after such earliest Maturity Date.  Notwithstanding anything herein to the contrary, each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Banking Days prior to the Maturity Date (or, if at any time there shall be different Maturity Dates for the Lenders, subject to clause (c) of the immediately preceding sentence).”

2.07.  Section 2.3.1 of the Credit Agreement is hereby amended by replacing “$200,000,000” in the second line thereof with “300,000,000”.

2.08.  Section 2.10.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

“2.10.1  Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, each Swingline Lender severally agrees to make Swingline Loans to Borrower from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Sublimit, (ii) such Swingline Lender’s Revolving Credit Exposure exceeding its Commitment or (iii) the total Revolving Credit Exposure of all the Lenders exceeding the Total Commitment; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan or to finance the reimbursement of a Reimbursement Obligation in respect of a Letter of Credit.  Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay and reborrow Swingline Loans.  Immediately upon the making of a Swingline Loan by a Swingline Lender, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Swingline Lender a participation in such Swingline Loan in an amount equal to such Lender’s Proportionate Share of the amount of such Swingline Loan.”

2.09.   Schedule 1 of the Credit Agreement is hereby amended in its entirety to read as Schedule 1 attached hereto.

Section 3.  Representations and Warranties.  Each Obligor (as to itself and its Subsidiaries) represents and warrants to the Lenders that (a) its representations and warranties set forth in Article IV of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article IV to “this Agreement” included reference to this Amendment No. 2 (unless such representation and warranty relates solely to another time, in which event such representation or warranty is true and correct as of such other time) and (b) no Event of Default or Inchoate Default shall have occurred and be continuing.

Section 4.  Conditions Precedent to Effectiveness.  The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon the occurrence of the following conditions precedent:

(a)Amendment.  Delivery to Administrative Agent of executed originals of this Amendment No. 2 (or written evidence satisfactory to Administrative Agent of the execution thereof by the parties thereto).

(b)Resolutions.  Delivery to Administrative Agent of a copy of one or more resolutions or other authorizations of each of the Obligors in form and substance reasonably satisfactory to Administrative Agent and certified by an appropriate authorized officer as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment No. 2 and any instruments or agreements required hereunder or thereunder to which such Obligor is a party.

(c)Incumbency.  Delivery to Administrative Agent of a certificate in form and substance reasonably satisfactory to Administrative Agent, from each Obligor signed by the appropriate authorized officer and dated the date hereof, as to the incumbency of the natural persons authorized to execute and deliver this Amendment No. 2 and any instruments or agreements required hereunder or thereunder to which such Obligor is a party.

(d)Opinions.  Delivery to Administrative Agent of legal opinions of in-house and external counsel to the Obligors and counsel to Administrative Agent, in substantially the form of Exhibits G-1, G-2 and G-3, respectively to the Credit Agreement, conformed to reflect the transactions contemplated by this Amendment No. 2.

(e)Certificate of Obligors.  Administrative Agent shall have received a certificate, dated as of the date hereof, signed by a Responsible Officer of each Obligor, in substantially the form of Exhibit F of the Credit Agreement, conformed to reflect the transactions contemplated by this Amendment No. 2.

(f)Payment of Fees.  All amounts required to be paid by the Obligors to the Lenders, Administrative Agent and the Arrangers in connection with the execution and delivery of the Amendment No. 2, and all fees and other costs payable in connection with the execution and delivery of the documents and instruments referred to in this Section 4 (or incorporated herein by reference) shall have been paid in full.

Section 5.  Confirmation of Guarantee.  The Company hereby confirms and ratifies all of its obligations under the Credit Facility Documents to which it is a party, including its obligations as a guarantor under Article IX of the Credit Agreement as amended hereby.

Section 6.  Reallocation of Commitments.  Immediately and automatically upon the effectiveness of this Amendment No. 2, if any Loans or Letters of Credit shall be outstanding then the Borrower shall borrow from the Lenders, and the Lenders shall be deemed to have made Loans to the Borrower (with Interest Period(s) ending on the date(s) of any then outstanding Interest Period(s)) (notwithstanding the provisions of the Credit Agreement requiring that borrowings and prepayments be made ratably in accordance with the principal amounts of the Loans held by the Lenders), and the Lenders shall be deemed to have acquired participations in any outstanding Letters of Credit, the Borrower shall be deemed to have repaid Loans to the Lenders, so that after giving effect to such Loans and prepayments, the Loans (and Interest Periods of the Loans) and the Letters of Credit shall be held by the Lenders pro rata in accordance with the respective amounts of their Commitments (as modified by Section 2.09 hereof) as listed on Schedule 1 hereto.  To effect the foregoing payments, the related transfers of funds shall be netted to the extent necessary to minimize the actual flows of funds between the relevant parties.

Section 7.  Miscellaneous.  Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect.  This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart.  This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.

Section 8.  Credit Facility Document.  The execution, delivery and effectiveness of this Amendment No. 2 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Facility Documents, nor constitute a waiver of any provision of any of the Credit Facility Documents. On and after the effectiveness of this Amendment No. 2, this Amendment No. 2 shall for all purposes constitute a Credit Facility Document.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.

TECO FINANCE, INC.

By:  /s/ Kim M. Caruso

Name: Kim M. Caruso

Title:  Treasurer

TECO ENERGY, INC.

By:  /s/ Kim M. Caruso

Name: Kim M. Caruso

Title:  Treasurer

LENDERS

JPMORGAN CHASE BANK, N.A.

By:  /s/ Peter Christensen

Name: Peter Christensen

Title:   Vice President

CITIBANK, N.A.

By:  /s/ Maureen P. Maroney

Name: Maureen P. Maroney

Title:   Vice President

MORGAN STANLEY BANK, N.A.

By:  /s/ Michael King

Name: Michael King

Title:   Authorized Signatory

ROYAL BANK OF CANADA

By:  /s/ Rahul D. Shah

Name: Rahul D. Shah

Title:   Authorized Signatory

SUNTRUST BANK

By:  /s/ Andrew Johnson

Name: Andrew Johnson

Title:   Director

THE BANK OF NEW YORK MELLON

By:  /s/ Richard K. Fronapfel, Jr.

Name: Richard K. Fronapfel, Jr.

Title:   Vice President

MUFG UNION BANK, N.A.

By:  /s/ Eric Otieno

Name: Eric Otieno

Title:   Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:  /s/ Nick Schmiesing

Name: Nick Schmiesing

Title:    Vice President

FIFTH THIRD BANK, AN OHIO BANKING CORPORATION

By:  /s/ John A Marian

Name: John A Marian

Title:   Vice President

THE BANK OF NOVA SCOTIA

By:  /s/ Thane Rattew

Name: Thane Rattew

Title:    Managing Director

THE NORTHERN TRUST COMPANY

By:  /s/ Patrick Cowan

Name: Patrick Cowan

Title:   Senior Vice President

SCHEDULE 1

LENDERS AND COMMITMENTS

Lender	Amount of Total Commitment	Swingline Commitment
JPMorgan Chase Bank, N.A.	$36,400,000	$25,000,000
Citibank, N.A.	$36,400,000	$25,000,000
Morgan Stanley Bank, N.A.	$36,400,000	$0
Wells Fargo Bank, National Association	$36,400,000	$0
Royal Bank of Canada	$26,600,000	$0
SunTrust Bank	$26,600,000	$0
The Bank of New York Mellon	$26,600,000	$0
MUFG Union Bank, N.A.	$26,600,000	$0
Fifth Third Bank, An Ohio Banking Corporation	$16,000,000	$0
The Bank of Nova Scotia	$16,000,000	$0
The Northern Trust Company	$16,000,000	$0
	$300,000,000.00	$50,000,000